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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

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    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                QUICKTURN DESIGN SYSTEMS, INC.
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                (Name of Registrant as Specified In Its Charter)

                                 MENTOR GRAPHICS CORPORATION
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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             MENTOR GRAPHICS SAYS DELAWARE COURT OF CHANCERY DENIES
                     QUICKTURN MOTION FOR SUMMARY JUDGMENT

             --DELAWARE TRIAL ON VALIDITY OF QUICKTURN POISON PILL AND
                      BY-LAW AMENDMENTS TO BEGIN OCT. 19--

        --Separately, Special Master in Oregon Patent Litigation Denies
                 All of Quickturn's Summary Judgment Motions--

WILSONVILLE, OR, OCTOBER 12, 1998--Mentor Graphics Corporation (Nasdaq: MENT) today announced that the Court of Chancery of the State of Delaware on Friday, October 9 denied a motion for summary judgment by Quickturn Design Systems, Inc. (Nasdaq: QKTN) as to the validity of amendments to Quickturn's by-laws and poison pill, which Quickturn had adopted after Mentor Graphics commenced its $12.125 per share, all-cash offer on August 12, 1998.

    The Delaware trial with respect to the validity of Quickturn's amended by-laws and poison pill--which together would delay the ability of Quickturn stockholders to accept Mentor Graphics' premium offer until a minimum of 11 months from the launch of Mentor Graphics' offer--has been scheduled to commence on October 19, 1998.

    Separately, Mentor Graphics announced that the Special Master in the patent litigation with Quickturn in federal court in Oregon recommended to the court on Friday, October 9 that summary judgment be granted in favor of Mentor Graphics respecting one of Quickturn's patents and that all other motions for summary judgment by the parties be denied. Trial in the case is presently scheduled for December 1998.

    Dr. Walden C. Rhines, President and Chief Executive Officer of Mentor Graphics, said: "We are very pleased with the Delaware Chancery Court's denial of Quickturn's motion for summary judgment, and now look forward to trying the case on October 19. This opinion represents an important step in ultimately ensuring Quickturn stockholders are able to decide whether to accept Mentor Graphics' fully financed, all-cash, premium offer.

    "We also are gratified by the recommendation of the Special Master in our Oregon patent dispute with Quickturn that summary judgment of non-infringement as to one Quickturn patent be granted in Mentor Graphics' favor. In addition, we are pleased that the Special Master recommended against granting any of Quickturn's motions for summary judgment on the other patents involved. We will be prepared to proceed to trial in December," concluded Dr. Rhines.

    The Dealer Manager for the Offer is Salomon Smith Barney. The Information Agent for the Offer is MacKenzie Partners, Inc., which can be reached toll-free at 800-322-2885 or by collect call at 212-929-5500.

Contacts:    Anne M. Wagner               Roy Winnick/Todd Fogarty
             Vice President, Marketing    Kekst and Company
             503/685-1462                 212/521-4800

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